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                                                                   EXHIBIT 10.70

                                 EXECUTION COPY


                              EMPLOYMENT AGREEMENT


              THIS AGREEMENT made and entered into effective as of October 1, 1995, by and between Tele-Communications, Inc. ("TCI"), a Delaware corporation, and Tony Coelho (the "Executive").


                                    RECITALS

              TCI conducts, among other enterprises and businesses, an education business consisting primarily of an electronic delivery of education services to homes, schools and businesses (the "Education Business"); and

              TCI desires to employ Executive to manage the Education Business; and

              Executive desires to accept employment with TCI as manager of the Education Business; and

              TCI and Executive desire to form a corporation which corporation will own and operate either directly or indirectly all of the Education Business (such corporation hereinafter referred to as "Education Company"); and

              Each of TCI and Executive desire to evidence their agreement that Executive will be the Chairman of the Board and Chief Executive Officer of the Education Company and become an employee of the Education Company and TCI on the terms and conditions set forth herein.

              NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

       1.     Employment.

              TCI hereby agrees to employ Executive as an employee of TCI and as the Chairman of the Board and Chief Executive Officer of the Education Business commencing October 1, 1995 and extending through September 30, 2000 (the "Term of Employment"). TCI and Executive will act promptly after the execution of this Agreement to form the Education Company and cause Executive to be elected as Chief Executive Officer of the Education Company.





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       2.     Compensation.

              a. TCI or the Education Company (hereinafter sometimes collectively referred to as the "Employer") shall pay the Executive during the Term of Employment a Base Salary of not less than $400,000 per annum. The Employer, in its discretion, may increase (but may not decrease) the Executive's Base Salary (and if so increased may not be thereafter decreased) from time to time.

              b. During the Term of Employment, the Executive shall be eligible to participate in TCI's employee benefit plans, programs and practices on the same basis as other salaried employees of TCI and on the same basis as those similarly situated senior executives of TCI. Executive shall be entitled to four weeks of vacation per year, which may be taken in accordance with TCI's generally applicable vacation policy.

              c. Upon the execution of this Agreement, Executive shall be granted under the Tele-Communications, Inc. 1996 Stock Incentive Plan nonqualified stock options on 100,000 shares of the Series A TCI Group Common Stock, a par value of $1.00 per share, of Tele-Communications, Inc. at an exercise price equal to $17 per share. Such options shall have a 10 year term, vesting and other provisions customary in option grants to senior executives of TCI and shall be evidenced by an option agreement substantially in the form attached hereto as Exhibit A.

              d. Promptly after the formation of the Education Company, Executive shall purchase 15% of the common equity of the Education Company at the fair value thereof at such time provided that Executive enters into an agreement regarding such shares having terms described in Exhibit B and hereby incorporated as part of this Agreement.

              e. Executive shall be reimbursed by Employer for all reasonable expenses incurred in connection with his employment pursuant to this Agreement, in accordance with the prevailing policies of the Employer.

       3.     Duties and Responsibilities of the Executive as an Employee.

              During the term of Employment, the Executive shall devote as much time and services as may be required in order to perform his duties and responsibilities assigned to him by the Chief Executive Officer of TCI ETC Holding, Inc. (TCI ETC Holdings being the entity that initially will own all of the stock of the Education Company) or such other entity which shall own the majority of the voting securities of the Education Company but in any event not less than the majority of his business time, to the best of his abilities and with reasonable diligence, which duties and responsibilities shall be consistent with such matters normally assigned to the Chairman of the Board and the Chief Executive Officer of a company. The responsibility and duties of the Executive would include, not by way of limitation, revenues, expenditures and capital budgets, including any capital expenditures (and, if necessary, funding) which must be made by other TCI





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entities in order to provide requisite transmission services.  The parties contemplate that, while a substantial portion of the Education Company's business will be conducted in Denver, Colorado, Executive will reside in and his business headquarters will be in suburban Virginia or the District of Columbia, and Employer will pay Executive's reasonable costs incurred in commuting between business locations in Virginia or the District of Columbia and Colorado and performing services pursuant to this Agreement. It is understood that Executive has substantial involvement with benevolent, political professional and civic affairs and as a director, consultant or advisor to or partner or member of entities including Arter & Hadden, CICO International LLC, Circus Circus Enterprises, Inc., Coelho Associates LLC, Cyberonics, Crop Growers Corporation, Fleishman-Hillard, Inc., ICF Kaiser International, Inc., International Planning & Analysis Center and related entities, Kistler Aerospace Corporation, Schroder Wertheim Investment Services, Inc., Schroder Wertheim & Co. Incorporated, Service Corporation International, Specialty Retail Group, Inc., Sports International, Tanknology Environmental, Inc., Togar LLC and Tomar and shall be permitted to continue his involvement with such entities and to engage in other such activities with other entities in the future.

       4.     Restrictive Covenants.

              a. Upon termination of Executive's employment, the Executive agrees for the one year period the following such termination, unless this termination is by TCI and/or the Education Company without "cause" (as defined herein), not to compete, directly or indirectly, with TCI or the Education Company or any of their affiliates are subsidiaries by engaging in or being employed by a rendering services or advice to any business or enterprise which directly competes in a material respect with the business of the Education Business. Executive acknowledges that in an event of a breach of this covenant by Executive, the remedies of the Education Company and/or TCI at law may be inadequate to protect them from injury which may occur and therefore the Executive consents to either TCI or the Education Company seeking injunctive relief in a court of competent jurisdiction to restrict Executive's violation of this covenant not to compete which violation of such covenant could result in irreparable injury to TCI and/or the Education Company. Nothing herein contained shall be construed as denying Executive the right to own securities of any corporation which is listed on a national securities exchange or quoted in the NASDAQ System to the extent of an aggregate of 5% of the amount of such securities outstanding.

              b. The Executive shall hold in a fiduciary capacity for the benefit of TCI and the Education Company all secret or confidential information, knowledge or data relating to the Education Business which shall have been obtained by the Executive during the Executive's employment by either TCI or the Education Company or during Executive's serving as a member of the Board of Directors of either and which shall not be or become public knowledge (other than by acts of the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment under this Agreement, the Executive shall not, without the prior written consent of the appropriate of TCI or the Education Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than TCI or the Education Company and those designated by either.





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       5.     Source of Payments.

              All payments provided in this Agreement shall be made in cash from the general funds of either TCI or the Education Company and no special or separate funds shall be established and no other subrogation of assets shall be made to assure payment.

       6.     ENTIRE AGREEMENT.

              THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. THIS AGREEMENT SUPERSEDES ANY PRIOR EMPLOYMENT, SEVERANCE OR SIMILAR AGREEMENT BETWEEN TCI AND ANY OF ITS AFFILIATES AND THE EXECUTIVE.

       7.     General Provisions.

              a. Assignability; Binding Effect. This Agreement is personal to the Executive and shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be binding on and enforceable by the Executive's legal representatives and permitted successors and assigns. The rights of the Employer under this Agreement may be assigned or transferred by the Employer to any subsidiary of TCI, provided that the assignee or transferee assumes all the liabilities, obligations and duties of the assignor, as contained in this Agreement, either contractually or as a matter of law. This Agreement shall inure to the benefit of and be binding on and enforceable by the successors and assigns of the Employer.

              b. No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, execution, attachment, levy or similar process or assignment, voluntary or involuntary, by operation of law or otherwise, and any attempt, to effect such action shall be null, void and of no effect.

              c. Notices. All notices and other communications hereunder shall be in writing and shall be given if by the Executive to the Employer by telecopy or facsimile transmission at the telecommunications number set forth below and if by either the Employer or the Executive either by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:





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              If to the Executive:

                     Coelho Associates, Inc.
                     1325 Avenue of the Americas, 26th Floor
                     New York, New York  10019
                     Telecopy No.:  (212) 424-2660

              If to the Employer:

                     Tele-Communications, Inc.
                     5619 DTC Parkway
                     Englewood, Colorado 80111
                     Telecopy No.:  (303) 488-3245
                     Attention:  Stephen M. Brett

       or to such address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

       8.     Modification and Waiver.

              a. Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

              b. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

       9.     Severability.

              If any provision of this Agreement shall be held invalid in whole or in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect. If this Agreement or any portion thereof conflicts with any law or regulation governing the activities of the Employer, this Agreement or appropriate portion thereof shall be deemed invalid and of no force or effect.





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       10.    GOVERNING LAW.

              THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF COLORADO, AND ITS VALIDITY, INTERPRETATION, PERFORMANCE, AND ENFORCEMENT SHALL BE GOVERNED BY THE LAWS OF SAID STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

       11.    Titles; References.

              The titles of the Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement. References herein to Sections or subsections are to Sections or subsections of this Agreement unless otherwise specified.

       12.    Termination.

              a. Termination by the Employer. Executive's employment by the Employer may be terminated by the Employer only as provided in clauses (i),
(ii) and (iii) below.

              (i)    Upon the death of Executive.

              (ii) Effective as of December 31 of any year, upon giving written notice of such termination of Executive six (6) months prior to the effective date thereof and by paying to Executive in a lump sum in cash upon such termination all remaining compensation that would have been payable under Section 2 hereof if this Agreement remained in full force and effect for the balance of the Term of Employment.

              (iii) At any time for "cause," which for purposes of this Agreement shall be deemed to have occurred only on the happening of any of the following:

                     (A) the plea of guilty to, or conviction for, the commission of a felony offense by Executive; provided, however, that after indictment, the Employer may suspend Executive from the rendition of services but without limiting or modifying in any other way the Employer's obligations under this Agreement;

                     (B) a material breach by Executive of a material fiduciary duty owed to the Employer;

                     (C) a material breach by Executive of the covenants made by him in Section 4 hereof; or





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                     (D)    the willful and gross neglect by Executive of the
       material duties specifically and expressly required by this Agreement;

       provided, however, that any claim that "cause," within the meaning of clause (B), (C) or (D) above, exists for the termination of Executive's employment may be asserted on behalf of the Employer only by a duly adopted resolution of the Board of Directors of TCI and only after 30 days prior written notice to Executive during which period he may cure the breach or neglect that is the basis of any such claim, if curable.

              b. Effect of Termination by Employer. If Executive's employment by the Employer is terminated by the Employer pursuant to Section 12(a) hereof, all compensation under Section 2 of this Agreement that has accrued in favor of Executive as of the date of such termination, to the extent unpaid or undelivered shall be paid or delivered to Executive on the date of termination. Upon such termination of Executive's employment and payment of such amount (and, if applicable, the full amount payable pursuant to clause ii of Section 12(a)), the Employer's obligations under this Agreement shall terminate, except as provided in Section 2(e) (as it relates to expenses incurred prior to such termination) and Section 2(d). Executive acknowledges that his obligations under Section 4 hereof will survive any such termination.

              c. Termination by Executive. Executive shall have the right to terminate his employment by the Employer, and be relieved of any obligation to render or provide any further services hereunder upon six months prior written notice to the Employer of the effective date of such termination.

              If Executive's employment by the Employer is terminated by Executive pursuant to this Section 12(c), all compensation under Section 2 of this Agreement that has accrued in favor of Executive as of the date of such termination, to the extent unpaid or undelivered shall be paid or delivered to Executive in a lump sum in cash on the date of termination. Upon such termination of Executive's employment and payment of such amounts, Executive and the Employer shall each be relieved of any further obligations under this Agreement, except (in the case of Executive) as provided in Section 4 of this Agreement, and except (in the case of the Employer) as provided in Section 2(e) (as it relates to expenses incurred prior to such termination) and Section 2(d).





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              IN WITNESS WHEREOF, the Executive has hereunto set the
Executive's hand and, pursuant to the authorization from its Board of Directors, the Employer has caused these presents to be executed in its name on its behalf effective as of the Effective Date.



                                                  /s/ TONY COELHO
                                                  ------------------------------
                                                  Tony Coelho



                                                  TELE-COMMUNICATIONS, INC.


                                                  By:    /s/ Stephen M. Brett
                                                         -----------------------
                                                         Name:
                                                         Title:





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                                   EXHIBIT A


                         STANDARD TCI OPTION AGREEMENT